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                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the Common Stock of EQUALNET COMMUNICATIONS CORP. This Joint Filing Agreement shall be included on an exhibit to such filing. In evidence thereof, each of the undersigned, having duly authorized where appropriate, hereby executes this Joint Filing Agreement as of the 2nd day of June, 1999.

Date: June 2, 1999

                                         INFINITY INVESTORS LIMITED

                                         By:      /s/ James A. Loughran
                                         Name:    James A. Loughran
                                         Title:   Director

                                         IEO HOLDINGS LIMITED

                                         By:      /s/ Suzanne Sheehy
                                         Name:    Suzanne Sheehy
                                         Title:   Director